UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 22, 2023

Date of Report (Date of earliest event reported)

ARS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39756	81-1489190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 120 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 771-9307

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SPRY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2023, ARS Pharmaceuticals, Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with Recordati Ireland, LTD. (“Recordati”), pursuant to which, among other things, the Company and Recordati agreed to terminate that certain License and Supply Agreement, dated September 21, 2020, by and between the Company and Recordati (the “License and Supply Agreement”).

Pursuant to the Termination Agreement, the Company will reacquire from Recordati all of its rights in and to an exclusive, royalty-bearing, sublicensable license under its patents relating to neffy to (i) perform Recordati’s development activities on the epinephrine compositions (“Licensed Compositions”) and related products (“Products”) for commercialization in the E.U., United Kingdom, and certain countries in the Middle East, Africa and Eurasia (the “Territory”), (ii) manufacture (or have manufactured) the Products for commercialization in the Territory, (iii) file and hold regulatory approvals for the Products in the Territory, and (iv) commercialize the Products in the Territory.

Under the Termination Agreement, the Company agreed to pay Recordati a one-time upfront payment of €3.0 million and Recordati is eligible to receive (i) an European Medicines Agency regulatory milestone payment of €2.0 million, (ii) a milestone payment of €5.0 million upon first commercial sale of a Product in the Territory, and (iii) milestone payments of up to €5.0 million in the aggregate from sales of Product(s) in the Territory.

The foregoing summary of the Termination Agreement does not purport to be a complete description of the document and is qualified in its entirety by the Termination Amendment, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 1.02	Termination of a Material Definitive Agreement.

On February 22, 2023, the Company entered into the Termination Agreement with Recordati, pursuant to which, among other things, the Company and Recordati agreed to terminate the License and Supply Agreement, effective immediately.

A description of the material terms of the License and Supply Agreement was included under the heading “License and Supply Agreement with Recordati Ireland” under Item 1.01 of the Current Report on Form 8-K filed by the Company on November 8, 2022 (the “2022 Form 8-K”), which is incorporated herein by reference. A description of the material terms of the Termination Agreement are included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2023	ARS Pharmaceuticals, Inc.

	By:	/s/ Richard Lowenthal, M.S., MSEL
	Name:	Richard Lowenthal, M.S., MSEL
	Title:	President and Chief Executive Officer